Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS, INC. REPORTS RESULTS

FOR THE FIRST QUARTER ENDED MAY 31, 2013

Apparel Segment Continues Positive Movement

Midlothian, June 24, 2013 — Ennis, Inc. (the “Company”), (NYSE: EBF), today reported financial results for the first quarter ended May 31, 2013. Highlights for the quarter include:

•	Consolidated gross profit margin increased 610 basis points

•	Print gross profit margin increased 180 basis points

•	Apparel gross profit margin increased 1,330 basis points

•	Diluted EPS increased 120% to $0.33 per share

Financial Overview

The Company’s consolidated net sales for the quarter were $138.5 million compared to $142.5 million for the same quarter last year and $123.6 million for the sequential quarter. Print sales were down 6.8% on a comparable quarter basis, from $87.3 million to $81.4 million, but were up 2.0% on a sequential quarter basis from $79.8 million. Apparel sales increased 3.3% for the comparable quarter, from $55.2 million to $57.0 million, with a 10.6% increase in volume offset by a pricing decline of 7.3%, and increased 29.8% on a sequential quarter basis from $43.9 million. Consolidated gross profit margin (“margin”) for the quarter increased 610 basis points from 19.8%, for the same quarter last year, to 25.9%. For a quarter comparison basis, print margin increased from 27.9% to 29.7%, and apparel margin increased from 7.0% to 20.3%. Our apparel margin continues to increase on both a comparable and sequential quarter basis, as lower priced cotton is starting to favorably impact apparel’s margin. The Company expects its’ margins will continue to improve as average finished goods costs continue to decline and sales volume increases. Print margins improved from the continued elimination of duplicative costs by the further integration of recent acquisitions. As a result, net earnings increased from $3.9 million, or 2.7% of net sales, for the quarter ended May 31, 2012 to $8.5 million, or 6.1% of net sales, for the quarter ended May 31, 2013. Diluted earnings per share increased from $0.15 for the same quarter last year to $0.33 for the quarter.

During the quarter, the Company generated $17.0 million in EBITDA (a non-GAAP financial measure calculated as net earnings before interest, taxes, depreciation, and amortization) compared to $10.0 million for the comparable quarter last year.

The following table reconciles EBITDA, a non-GAAP financial measure, to the most comparable GAAP measure, net earnings (dollars in thousands):

	Three months ended
	May 31,
	2013	2012
Net earnings	$8,506	$3,879
Income taxes	4,997	2,229
Interest expense	251	469
Depreciation/amortization	3,219	3,441

EBITDA (non-GAAP)	$16,973	$10,018

The Company believes the non-GAAP financial measure of EBITDA provides important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. The Company believes adding back the specified items to net earnings provides a more meaningful comparison to the corresponding reported periods and internal budgets and forecasts, provides management with a more relevant measurement of operating performance and is more useful in assessing management performance. In addition, EBITDA is a component of the financial covenants and an interest rate metric in the Company’s credit facility.

Keith Walters, Chairman, Chief Executive Officer and President, commented by stating, “Overall we are pleased with our results for the quarter. Our apparel results continued to improve on both a sequential and comparative basis, as lower priced cotton, which has been flowing into our finished goods inventory, is starting to impact our operational results. We realized a 240 basis point sequential margin improvement last quarter and a 270 basis point sequential margin improvement this quarter. We would expect our apparel margin to continue to improve as the average carrying value of our finished goods inventory declines and as our operational efficiencies improve as production levels increase. While the overall apparel market continues to be challenged, both from a pricing and volume perspective, we have seen some pricing stability. Our print margin remained healthy improving 180 basis points over last years’ comparable quarter, as we continue to eliminate duplicate costs associated with our recent acquisitions. Overall we feel positive about the quarter and the remainder of the year.”

About Ennis

Ennis, Inc. (www.ennis.com) is primarily engaged in the production and sale of business forms, apparel and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the United States of America, Mexico and Canada, to serve the Company’s national network of distributors. The Company, together with its subsidiaries, operates in two business segments: print and apparel. The print segment manufactures and sells business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, plastic cards, secure and negotiable documents, envelopes and other custom products. The apparel segment manufactures T-Shirts and distributes T-Shirts and other active-wear apparel through nine distribution centers located throughout North America.

Safe Harbor Under The Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company’s ability to adapt and expand its services in such an environment, the variability in the prices of paper and other raw materials. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 28, 2013. The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Mr. Richard L. Travis, Jr., CFO, Treasurer and Principal Financial and Accounting Officer

Mr. Michael D. Magill, Executive Vice President and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com

Ennis, Inc.

Condensed Consolidated Financial Information

(In thousands, except share and per share amounts)

	Three months ended
	May 31,
Condensed Operating Results	2013	2012
Revenues	$138,466	$142,528
Cost of goods sold	102,671	114,279

Gross profit margin	35,795	28,249
Operating expenses	22,198	22,022

Operating income	13,597	6,227
Other expense	94	119

Earnings before income taxes	13,503	6,108
Income tax expense	4,997	2,229

Net earnings	$8,506	$3,879

Weighted average common shares outstanding
Basic	26,038,068	25,963,369

Diluted	26,055,869	25,983,907

Earnings per share
Basic	$0.33	$0.15

Diluted	$0.33	$0.15

	May 31,	February 28,
Condensed Balance Sheet Information	2013	2013
Assets
Current assets
Cash	$14,396	$6,232
Accounts receivable, net	63,784	60,071
Inventories, net	97,975	109,698
Other	14,124	17,415

	190,279	193,416

Property, plant & equipment	90,043	91,913
Other	209,095	209,963

	$489,417	$495,292

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$20,966	$22,256
Accrued expenses	19,018	20,783

	39,984	43,039

Long-term debt	45,000	57,500
Other non-current liabilities	34,157	33,537

Total liabilities	119,141	134,076

Shareholders’ equity	370,276	361,216

	$489,417	$495,292

	Three months ended
	May 31,
Condensed Cash Flow Information	2013	2012
Cash provided by operating activities	$21,551	$14,766
Cash used in investing activities	(662)	(126)
Cash used in financing activities	(12,501)	(9,561)
Effect of exchange rates on cash	(224)	(522)

Change in cash	8,164	4,557
Cash at beginning of period	6,232	10,410

Cash at end of period	$14,396	$14,967